 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-265492
Prospectus Supplement dated June 6, 2023
(To prospectus dated June 21, 2022)
NRx Pharmaceuticals, Inc.
9,670,002 Shares of Common Stock
This prospectus supplement relates to the issuance and sale of 9,670,002 shares of our Common Stock, par value $0.001 per share (“Common Stock”) of NRx Pharmaceuticals, Inc. (“Company”, “us” or “we”) to accredited investors (the “Investors”). Investors whose purchase of shares of Common Stock in this offering would otherwise result in the Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Investor, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering would have been able to purchase pre-funded warrants to purchase shares of Common Stock in lieu of purchasing shares of common stock. However, no pre-funded warrants were issued in this offering. This offering is made pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement between the Company and the Investors, dated as of June 6, 2023 (the “Purchase Agreement”). The Company will also issue and sell warrants to purchase its Common Stock in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The common warrants will be exercisable six months after issuance and may be exercised until December 8, 2028.
Our Common Stock is traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “NRXP.” On June 6, 2023, the closing sale price of our Common Stock as reported on Nasdaq was $0.53. There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the common warrants on any national securities exchange. Without an active trading market, the liquidity of the common warrants will be limited.
As of June 2, 2023, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $35,645,607, based upon 40,051,244 shares of our outstanding common stock held by non-affiliates at the per share price of $0.89, the closing sale price of our Common Stock on The Nasdaq Global Market (“Nasdaq”) on June 2, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement.
We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus and under the concurrent private placement. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-19 of this prospectus for more information regarding these arrangements.
	Per Share	Total
Offering price	$0.650000	$6,285,501.30
Placement agent fees (1)	$0.042250	$408,557.58
Proceeds to us (before expenses)(2)	$0.607750	$5,876,943.72

(1)
We have agreed to pay the placement agent a cash fee equal to 6.5% of the gross proceeds raised in this offering. We also agreed to pay the placement agent $50,000 for non-accountable expenses, legal fees and expenses in the amount of up to $100,000 and $15,950 for clearing fees. In addition, we agreed to issue to the placement agent, or its designees, warrants to purchase up to 193,400 shares of Common Stock. Neither the placement agent warrants nor the shares of our common stock issuable upon exercise of the placement agent warrants are being registered hereby. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information.

(2)
Does not include proceeds from the exercise of the placement agent warrants to be issued to the placement agent in cash, if any.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.
Investing in our Common Stock involves significant risks. Please read the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 8, 2023, subject to satisfaction of customary closing conditions.
H.C. Wainwright & Co.
The date of this prospectus supplement is June 6, 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-265492) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on June 9, 2022 and which became effective on June 21, 2022.
This document is in two parts. The first part is this prospectus supplement, including the documents we incorporated by reference, which describes the specific terms of the securities that we are currently offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined, including information that is incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer shares of our Common Stock having an aggregate offering price of up to $150 million from time to time under this prospectus supplement at prices and on terms to be determine by market conditions at the time of offering. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov. We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution

S-ii

of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, the terms “NRx,” “the Company,” “we,” “us” and “our” refer to NRx Pharmaceuticals, Inc.

S-iii

WHERE YOU CAN FIND MORE INFORMATION
We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.nrxpharma.com. Our stock is quoted on Nasdaq under the symbol “NRXP.”
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

S-iv

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 31, 2023 and Form 10-K/A as filed with the SEC on May 1, 2023 and May 26, 2023 respectively;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023; and

•
our Current Reports on Form 8-K as filed with the SEC on February 2, 2023, February 13, 2023, February 23, 2023, February 24, 2023, March 3, 2023, March 9, 2023, March 13, 2023, March 14, 2023, March 31, 2023, April 21, 2023, June 5, 2023 and June 6, 2023.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.nrxpharma.com) is not incorporated into this prospectus.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
NRx Pharmaceuticals, Inc.
Seth Van Voorhees
Chief Financial Officer
1201 North Market Street, Suite 111
Wilmington, Delaware 19801
(484) 254-6134

S-v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated by reference herein include “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the Company’s strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the Company’s management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “would,” “seek,” “plan,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. These forward- looking statements are, by their nature, subject to significant risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These risks and uncertainties include, but are not limited to, our relatively limited operating history; our ability to expand, retain and motivate our employees and manage our growth; risks associated with general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of the novel coronavirus disease (“COVID-19”); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; changes in laws, rules or regulations relating to any aspect of the Company’s business operations, or general economic, market and business conditions; financial instability of international economies and sovereign risk; dependence on the effectiveness of the Company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Furthermore, there can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. The Company assumes no obligation and does not intend to update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As a result of these and other risks, uncertainties and assumptions, forward-looking events and circumstances discussed herein might not occur in the way that the Company’s management expects, if at all. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.
Overview
NRx is a clinical-stage pharmaceutical company which develops, through its wholly-owned operating subsidiary, NeuroRx, Inc., (“NeuroRx”), novel therapeutics for the treatment of central nervous system disorders. Our strategy is to apply innovative science to known molecules in the pursuit of therapies for high unmet needs, including lethal conditions.
The company’s patent estate contains broad disclosure of the synergistic combination of NMDA and 5-HT2A antagonist drugs in the treatment of mental health disorders and chronic pain. The Company’s foundation product, NRX-101 (D-cycloserine/lurasidone), is being studied initially for the treatment of bipolar depression in patients with suicidality, has been awarded Fast Track designation, Breakthrough Therapy designation, a Special Protocol Agreement (SPA), and a Biomarker Letter of Support by the U.S. Food and Drug Administration (the “FDA”). To the Company’s knowledge, NRX-101 is the only oral antidepressant demonstrated to reduce suicidal ideation in a phase 2 trial. NRX-101 is covered by four families of U.S. and foreign patents, including a composition of matter patent (U.S. Patent No. 10,583,138 and foreign counterparts).
NRX-101
NRX-101 is a combined NMDA/5-HT2A-targeted medicine designed to address both depression and suicidal ideation, consisting of a patented, oral, fixed dose combination of D-cycloserine (DCS) and lurasidone. Currently, there are numerous atypical antipsychotic drugs targeting the 5-HT2A receptor, approved for treatment of bipolar depression. However, all are known to increase a side effect known as akathisia, which is closely linked to suicidal ideation and behavior, and all carry a black box warning on the label regarding the potential for increased risk of suicide. In contrast, DCS has been demonstrated in at least two clinical trials (Nierenberg 2022i, Chen 2019ii) to reduce suicidal ideation, a finding also demonstrated for ketamine (Abbar 2022iii, Grunebaum 2017iv). Because its effect is synergistic to the antidepressant effects of serotonin-targeted drugs and because of the specific effect on suicidal ideation, the NMDA receptor of the brain is increasingly viewed as a key target for treating depression and suicidality. To the Company’s knowledge, NRX-101 is the first investigational medicine to advance to Phase 3 for severe bipolar depression in patients with Acute Suicidal Ideation and Behavior (“ASIB”).
A safe, oral medicine for suicidal depression represents a key unmet medical need because the only currently approved treatment for this condition today is electroconvulsive therapy (ECT). Although the effects of NMDA antagonist drugs were first reported by Javitt in 1989, the development of NMDA-targeted medicines has been hampered by the known propensity of direct-acting NMDA-targeted drugs to cause neurotoxicity, addiction, psychedelic effects, and blood pressure elevation. Javitt discovered and patented the finding that when serotonin-targeted drugs are added to NMDA-targeted drugs, the hallucinogenic side effects of NMDA-targeted drugs are blocked and, at the same time, the NMDA component blocks the akathisia that is a known side effect of serotonin-targeted drugs — a side effect associated with suicidal ideation and behavior.
D-cycloserine, the NMDA-targeting component of NRX-101, is a mixed NMDA agonist/antagonist that has been demonstrated in nonclinical studies to have no potential for neurotoxicity or addiction. Although it may have psychedelic effects when given as monotherapy, psychedelic effects of DCS have not been seen in four different studies where DCS was administered together with serotonin-targeted drugs. Javitt additionally discovered and patented the finding that DCS is a mixed NMDA agonist/antagonist and a critical dose of DCS must be administered (in the region of 400mg – 500mg per day) in order to access its

NMDA antagonist properties. This finding explains the failure of DCS to demonstrate clinical effects in a number of published trials at lower doses.
Although development of NRX-101 began in 2015, when NeuroRx, Inc. was privately funded, the COVID pandemic interrupted clinical development in March 2020 because of study site closures. The Company was hampered in continuing to manufacture its investigational product in China because of global supply chain and other international challenges. Accordingly, when the Company raised funds in February 2022 to reinitiate the psychiatric drug development program, a strategic decision was made to transfer all manufacture to the United States and to upgrade the Chemical Manufacturing Controls (CMC) level of NRX-101 to a commercial standard prior to entering phase 3 trials.
Manufacturing is a key component of drug approvals and current estimates suggest that more phase 3 biotechnology products fail or experience delays over manufacturing issues than over safety and efficacy. Moreover, registrational studies require either that the trial be conducted with commercial grade investigational product or compel the sponsor to conduct subsequent bridging studies to prove biological equivalence to commercial grade product.
In March 2022, the Company executed a tender process and selected Alcami (Wilmington, NC) as its manufacturing partner. Technology transfer was accomplished within 3 months and a first phase 3/commercial-scale batch was completed by August 2022. In October 2022 sufficient stability data were collected to submit the manufacturing information (IND Module 3) to FDA, which was reviewed without negative comment. The Company submitted a briefing document to FDA detailing the CMC and stability approach as part of a Type C meeting process. On January 10, 2023, FDA provided written feedback in lieu of a Type C meeting in dictating alignment with the FDA regarding its proposed registration manufacturing and stability plan.
On February 14, 2023, the Company announced its receipt of the written minutes of a Type B meeting held with the FDA held on January 11, 2023, to outline the clinical & preclinical requirements for registration of NRX-101. Overall, the FDA suggested expanding the safety data base of NRX-101 to allow for chronic/intermittent use of NRX-101, as well as a broadening of the addressable population of the indication (under the SPA or otherwise) to patients with severe bipolar depression and recent acute suicidality regardless of how the initial stabilization was achieved. This broader indication would enable the Company to potentially demonstrate the use of NRX-101 to maintain stabilization from acute suicidality in patients stabilized either with ketamine (NRX-100) or with other standard of care therapeutic approaches. FDA encouraged the Company to request a Breakthrough Therapy Planning Meeting for NRX-101, which we intend to accomplish in second quarter of 2023.
We initiated a new registrational study of NRX-101 for the treatment of severe bipolar depression with ASIB, a potentially lethal condition that currently takes the lives of thousands of Americans each year, after initial stabilization with NRX-100 (described below). We intend to use newly manufactured material that was manufactured using the expected commercial process. On January 3, 2023, the Company announced that its first clinical trial sites had been contracted for this study. Patient recruitment has not yet started for this study.
We are also conducting a clinical study for the treatment of severe bipolar depression in patients with sub-acute suicidal ideation and behavior (“SSIB”), an indication to which we now refer as “Suicidal Treatment Resistant Bipolar Depression.” The US population of patients with Suicidal Treatment Resistant Bipolar Depression is estimated to be between 700,000 and 1,000,000 people. The DSMB reviewed the unblinded results of the first 50 patients randomized and treated in this study. The DSMB found no futility signal at this stage of the trial. Similarly, no safety signals were identified in association with NRX-101 and the DSMB recommended that enrollment in the trial continue as planned. According to the study’s statistical analysis plan, the failure to identify futility requires that a numerical advantage of the investigational drug relative to the comparator treatment must be observed by the DSMB. The DSMB will continue to monitor safety and efficacy in the trial. Based on the DSMB findings, together with the recent completion of Phase 3 commercial stage manufacture of NRX-101, the Company has upgraded the ongoing trial to a Phase 2b/3 trial whose results may be used in a future registrational filing, should the primary endpoint be met.
Based on the comments and guidance from the FDA in its recent Type B meeting regarding the registrational Acute Suicidality trial and a potentially broader indication, as well as the guidance it received from the DSMB regarding the ongoing Phase IIb/3 clinical study of NRX-101 for the treatment of severe bipolar depression in patients with SSIB, the Company is evaluating changes to its registrational program for NRX-101 and will seek to consolidate patients originally expected to enroll in the in the ASIB study into the currently enrolling Phase IIb/3 trial. This would potentially allow registration of NRX-101 for Suicidal Treatment-Resistant Bipolar Depression, regardless of the mechanism of stabilization. With the FDA’s guidance to enroll patients for the acute (SPA) study in the outpatient setting only after stabilization, the design of this trial has effectively converged with the currently enrolling phase IIb/3 trial; patients within both groups are deemed to have treatment resistant bipolar depression with suicidality. This broader indication may also offer significant advantages in commercialization, while negating the need for a separate NDA for ketamine in Suicidal stabilization. We expect top-line data from this consolidated trial in the first quarter of 2024.
NRX-100
NRX-100 is racemic ketamine, which is a generic anesthetic that has shown efficacy in some clinical studies of depression and suicidality. In the Company’s STABIL-B Study, NRX-100 was used for the initial stabilization of patients with bipolar depression who were also acutely suicidal, prior to receiving NRX-101 or lurasidone. The Company has opened an Investigational New Drug (IND) file with the FDA for the purpose of developing ketamine as a rapid induction agent in the treatment of Severe Bipolar Depression with Acute Suicidal Ideation and Behavior.
Zyesami
Between March 2020 and mid-2022, the Company engaged in the development of aviptadil acetate (ZYESAMI®) for the treatment of respiratory failure in COVID-19 under a collaboration agreement signed with Relief Therapeutics Holdings, AG. ZYESAMI initially showed promise when administered intravenously to patients with acute respiratory failure and demonstrated a statistically significant 2-fold decrease in mortality when administered in a randomized, prospective clinical trial. Significant improvement in survival and recovery was additionally demonstrated by Youssef in a prospective open-label trial conducted at Houston Methodist Hospital. These results were published by Youssef and coworkers in the peer reviewed literature.v This finding was deemed “hypothesis generating” by the US FDA because mortality was the declared secondary endpoint of the clinical trial and the primary endpoint, recovery from respiratory failure, was deemed to be near (P=0.08) but not sufficiently significant to warrant Emergency Use Authorization. The study further documented immediate improvement in levels of blood oxygen and decrease in inflammatory cytokines, evidence of biological activity.
A subsequent large multicenter conducted by the US National Institutes of Health was halted for futility in May 2020. Thus far, the NIH has not published results of the clinical trial. Two additional trials were conducted with inhaled aviptadil for treatment of earlier stages of respiratory failure. One trial, conducted by the Biomedical Advanced Research Development Authority of the US Department of Health and Human Services was similarly halted after hitting a futility endpoint. A second trial, sponsored by NRx was suspended following the first DSMB review of data for lack of funding under the Relief collaboration agreement. In 2022, we suspended our efforts to develop the pharmaceutical product, aviptadil acetate for all indications.
On December 20, 2022, the Company transferred to Relief all of the assets it used in its aviptadil development program. Relief now has the exclusive right to control, and the obligation to use commercially reasonable efforts to develop and commercialize, an aviptadil product. If successful, Relief is obligated to pay NeuroRx (i) milestone payments should Relief successfully obtain commercial approval of an aviptadil product (whether for COVID-19 or any other indication) and (ii) royalties based on a percentage of future sales of an aviptadil product (whether for COVID-19 or any other indication), up to a maximum of $30 million in the aggregate. In addition, Relief has agreed to use commercially reasonable efforts to continue the existing Right to Try Program for aviptadil in the U.S. for at least two years. Following the closing, Relief and NeuroRx dismissed their pending litigation.
Recent Developments
License Agreement
On June 2, 2023, NeuroRx, entered into an Exclusive, Global — Development, Supply, Marketing & License Agreement (the “License Agreement”) with Alvogen Pharma US, Inc., Alvogen, Inc. and Lotus

Pharmaceutical Co. Ltd. (collectively, “Alvogen”). Under the License Agreement, NRx granted Alvogen an exclusive worldwide, transferable and sublicensable license to develop (with certain limitations), manufacture, and commercialize NRX-101, for the treatment of bipolar depression with suicidality (the “Licensed Field”). The term of the license is, on a country-by-country basis, 20 years from the first commercial sale of NRX-101 in such country, extendable by Alvogen for a two-year period upon its request made prior to the expiration of such 20-year period. Early termination grounds include, subject to applicable cure periods, a material breach of agreement by, the bankruptcy or insolvency of, either party. “Safety Reasons” means a party’s reasonable belief that there is an unacceptable risk for harm in humans based upon preclinical safety data or the observation of serious adverse effects in humans. Upon expiration or termination of the License Agreement, the intellectual property rights licensed to Alvogen under the License Agreement shall revert to NRx, and all other rights and obligations of each of the parties will immediately cease, except for ant outstanding amounts owed as of the time of such expiration or termination.
Alvogen will pay NRx up to an aggregate of $330 million in cash milestone payments, each milestone payment payable upon the achievement of certain FDA approval or net sales objectives. Alvogen also will pay royalties (as described below) to NRx based on the net sales of NRX-101, with a reduction in royalties on a country-by-country basis upon expiration or termination of NRx’s patent protection on the NRX-101 composition. Subject to certain adjustments for sublicensing and other deductions, commencing on the first commercial sale, Alvogen also shall pay to NRx tiered royalties calculated on the basis of a percentage, ranging from the low to mid teens, of annual net sales of NRX-101 measured over the trailing four (4) quarters. Prior to the first milestone payment by Alvogen to NRx, each party undertakes to perform, at its own cost, certain development activities using diligent efforts and in accordance with applicable then-current good manufacturing and other applicable practices and regulations, and laws/regulations, with the goal of supporting the preparation and filing of an NDA and obtaining regulatory approval for NRX-101. For more information on the License Agreement, please refer to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2023.
Corporate Information
We were incorporated under the laws of the State of Delaware on September 18, 2017 under the name Big Rock Partners Acquisition Corp. Upon the closing of the business combination with NeuroRx, Inc. on May 24, 2021, we changed our name to NRx Pharmaceuticals, Inc. Our principal executive offices are located at 1201 Orange Street, Suite 600, Wilmington, Delaware 19801 and our telephone number is (484) 254-6134. Our website address is www.nrxpharma.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

SUMMARY OF THE OFFERING
Issuer
NRx Pharmaceuticals, Inc.
Common stock we are offering
9,670,002 shares of Common Stock
Common Stock outstanding prior to this offering
70,309,655 shares of Common Stock as of June 5, 2023.
Common Stock to be outstanding immediately after this offering of Common Stock
79,979,657 shares of Common Stock
Common Stock to be outstanding immediately after this offering, assuming exercise of all of the warrants issued under the concurrent private placement
89,649,659 shares of Common Stock
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $5.5 million, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes and may use the net proceeds to initiate research into the use of NRX-101 for the treatment of PTSD and Chronic Pain. We may also use the proceeds from this offering to repay the promissory note issued to Streeterville Capital, LLC (the “Note”). The Note bears interest at a rate of 9% per annum and matures in May 2024. See “Use of Proceeds” on page S-15.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors you should consider carefully before making an investment decision.
Concurrent Private Placement
In a concurrent private placement, we are also issuing warrants to purchase up to 9,670,002 shares of Common Stock. The common warrants will have an exercise price of $0.6525 per share, will be initially exercisable beginning December 8, 2023 and will expire on December 8, 2028. The common warrants and the shares of Common Stock issuable upon the exercise of such securities are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.
Symbol on Nasdaq
Our Common Stock is traded on Nasdaq under the symbol “NRXP.” On June 6, 2023, the closing sale price of our Common Stock as reported on Nasdaq was $0.53.

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus excludes:
•
20,351,589 of shares issuable upon the exercise of public warrants outstanding as of June 6, 2023;

•
2,548,849 shares reserved for future issuance under outstanding option awards as of June 6, 2023; and

•
shares issuable upon conversion of the promissory note issued to Streeterville Capital, LLC.

RISK FACTORS
Investment in our Common Stock involves risks. Before deciding whether to invest in our Common Stock, you should consider carefully the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. See the “Cautionary Statement Regarding Forward-Looking Statements” section of this prospectus supplement.
Risks Related to our Business
We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.
We experienced net losses in each year since inception, including net losses of $93.1 million and $39.8 million for the years ended December 31, 2021, and 2022, respectively. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular across our research and development efforts, clinical trial programs and future sales and marketing efforts.
These investments may not result in revenue or growth in our business. In addition, as a newly-public company, we incur significant additional legal, accounting and other expenses that we did not incur as a private company. These increased expenditures may make it harder for us to achieve and maintain future profitability. Until we have a product candidate approved by the FDA, which could take several years, revenue growth will not be possible, and we are unlikely to achieve or maintain profitability. Further, there can be no assurance that the products under development by us will be approved for sales in the U.S. or elsewhere.
We expect a substantial portion of our revenue going forward to be generated from the sale and distribution of our product candidates, but until one of our product candidates is approved for sale, it is difficult for us to predict our future operating results. Even if we succeed in developing and commercializing one or more of our product candidates, we expect to incur substantial net losses and negative cash flows for the foreseeable future due in part to increasing research and development expenses, including clinical trials, and increasing expenses from leasing additional facilities and hiring additional personnel. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability.
We may incur significant losses in the future for a number of reasons, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may be larger than anticipated, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
Current and future cash flow may be insufficient to service all our indebtedness, clinical trial costs and other financial obligations. If our available cash is insufficient to service our debt, support our clinical trials and meet other financial obligations, our business, financial conditions, results of operations and prospects could be materially adversely affected.
Our ability to make payments on our indebtedness, clinical trials and other financial obligations depends on our ability to generate cash flow and obtain financing pursuant to future debt and equity offerings. If we are not successful in raising future additional debt or equity proceeds or refinancing our existing debt obligations, our available cash may be insufficient to fund our liquidity needs. As of May 4, 2023, Streeterville Capital, LLC has the right to redeem up to $1.0 million of the outstanding balance of $11.4 million of its unsecured promissory note per month. The Company has the right to make the required payments for the Note in Common Stock subject to certain conditions including ownership and trading volume limitations. To date, the Company has received a notice for the redemption of $200,000 of the outstanding balance of the Note, which the Lender agreed we could pay by delivering shares of our Common Stock, notwithstanding the current restrictions in place. If the Company is not able to make the required payments for the above Note in common stock and must use cash for these payments, management believes that the Company does not have sufficient liquidity to support operations. As of the date hereof, the Company did not meet the conditions to repay the Note by the delivery of shares of Common Stock. If our available cash is insufficient to meet these needs, and additional financing is not available, we may be required, among other things, to:
•
seek additional financing in the debt or equity markets;

•
delay, curtail or abandon altogether our trial plans;

•
refinance or restructure all or a portion of the Note; or

•
sell selected assets.

Such measures might be insufficient to service the indebtedness, service the capital requirements of our clinical trials or meet other financial obligations. In addition, any such financing or refinancing may not be available on commercially reasonable terms, or at all. If funds are not available when needed, or available on acceptable terms, we may be required to delay, scale back or eliminate some of our current obligations with respect to NRX-101. In addition, we may not be able to grow market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could negatively impact our business, operating results and financial condition.
We need to raise additional capital to operate our business. If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development and we may not be able to continue as a going concern.
We are a company focused on product development and have not generated any product revenues to date. Until, and if, we receive approval from the FDA and other regulatory authorities for our product candidates, we cannot sell our drugs and will not have product revenues. We had cash and cash equivalents of approximately $16.5 million as of March 31, 2023. However, after the closing of this offering we will need to continue to seek capital from time to time to continue the development and potential commercialization of our product candidates, including any expansion of our clinical programs to facilitate a larger safety database for the use of NRX-101 as a chronic, or chronic-intermittent, treatment as advised by FDA in our recent Type B meeting, and to acquire and develop other product candidates. Accordingly, we believe that we will need to raise substantial additional capital to fund our continuing operations and the development and potential commercialization of our product candidates during calendar year 2023. We may raise capital through future share offerings, the issuance of debt instruments and grant monies. Our actual capital requirements will depend on many factors. For instance, our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products, business or technologies or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment or a change in preferred depression treatment. If we experience unanticipated cash requirements, we may need to seek additional sources of financing, which may not be available on favorable terms, if at all.
We may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we will have to delay, scale-back or eliminate our research and development activities, clinical studies or future operations and we may be unable to complete planned nonclinical studies and clinical trials or obtain approval of our product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and attractive business opportunities, reduce overhead, or be unable to continue as a going concern. We may also be required to obtain funds through arrangements with collaborators, which arrangements may require us to relinquish rights to certain technologies or products that we otherwise would not consider relinquishing, including rights to future product candidates or certain major geographic markets. We may further have to license our technology to others. This could result in sharing revenues which we might otherwise retain for ourselves. Any of these actions may harm our business, financial condition and results of operations.
The amount of capital we may need depends on many factors, including the progress, timing and scope of our product development programs; the progress, timing and scope of our nonclinical studies and clinical trials; the time and cost necessary to obtain regulatory approvals; the time and cost necessary to further develop manufacturing processes and arrange for contract manufacturing; our ability to enter into and maintain collaborative, licensing and other commercial relationships; and our partners’ commitment of time and resources to the development and commercialization of our products.
The Securities Purchase Agreement (“SPA”) with Streeterville Capital, LLC, which governs the Note, contains restrictions and limitations that could affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations.
Covenants in the SPA restrict, among other things, our ability to (i) issue, incur or guaranty any debt other than trade payables or (ii) issue certain securities that have conversion rights with conversion prices that vary with the market price of the Common Stock.
As a result of these covenants, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs. Moreover, our ability to comply with these provisions may be affected by events beyond our control. The breach of any such covenants or obligations not otherwise waived or cured could result in a default under the applicable obligations and could trigger acceleration of those obligations. Any default under the Note could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt. The ability to make payments of principal and interest on indebtedness will depend on the future performance of our products, which is subject to financial, business and other factors affecting our operations, many of which are beyond our control.
Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.
Our management has significant requirements for enhanced financial reporting and internal controls as a public company. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. For the quarters ended June 30, 2022 and September 30, 2022, our management has identified a material weakness in our internal controls and determined that our disclosure controls and procedures were not effective as of June 30, 2022 and September 30, 2022. The material weakness was due to ineffective risk assessment related to review procedures for complex transactions. This led to a deficiency in the design and implementation of appropriate review controls for complex warrant transactions. The material weakness resulted in a restatement of its financial statements to reclassify certain of our warrants.
In light of the material weakness, we are enhancing our processes and controls to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Going forward, if we are unable to establish and maintain appropriate internal financial reporting controls and procedures, in accordance with Section 404 of the Sarbanes-Oxley Act, it could impact our operating results, result in material misstatements in our consolidated financial statements and cause us to fail to meet our reporting obligations on a timely basis. Testing and maintaining internal controls may divert management’s attention from other matters that are important to our business. Our independent registered public accounting firm may be required to attest to the effectiveness of our internal control over financial reporting on an annual basis in the future. However, while we remain a smaller reporting company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.
Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Common Stock.
Risks Related to the License Agreement
Our existing collaboration with Alvogen is important to our business. If Alvogen fails to fulfill its contract obligations, the License Agreement may fail to lead to commercial products and we may never receive milestone payments or future royalties under these agreements.
We have entered into the License Agreement with Alvogen to develop NRX-101, and such collaboration currently represent a significant portion of our current product development activities. If NRX-101 receives FDA approval for the treatment of patients with bipolar depression with suicidality, a significant portion of our future revenue and cash resources is currently expected to be derived from the License Agreement. We are unable to predict the success of our collaboration and we may not realize the anticipated benefits of our strategic collaboration.
Alvogen may fail to live up to the terms of its agreements with us, or we might not have the financial or human resources to meet our obligations or take advantage of our rights under the terms of such agreements, which would require us to seek to enforce our agreements in accordance with the dispute resolution procedures set forth therein. These procedures may require us to engage in litigation or arbitration to enforce our rights, which can be expensive, time-consuming and distracting to our management and Board of Directors. Further, the type and timing of resolution of such disputes are difficult to predict; and there is the potential that we could fail to enforce our rights either in part or in whole. Lastly, even if we successfully enforce our rights under the License Agreement and future agreements with Alvogen, there is the possibility that we could fail to recover our expectancy following the litigation or arbitration, particularly for collaborators that are not subject to the jurisdiction of U.S. courts.
In addition, any dispute or litigation proceedings we may have with our collaborators in the future could delay development programs, reduce or eliminate potential milestone or other payments, create uncertainty as to ownership of intellectual property rights, distract management from other business activities and generate substantial expense.
We may not achieve the requisite conditions to be eligible to receive any payment under the License Agreement.
Revenue from the License Agreement depends upon continuation of the collaboration with Alvogen and the achievement of milestones, contingent payments and royalties, if any, derived from future products developed from our research. The First Milestone Payment under the License Agreement is not due until the later of a positive data read-out from our ongoing Phase 2b/3 clinical trial and completion of the Type B meeting with the U.S. FDA, and the second payment is not due until NDA approval for NRX-101 and subsequent milestone payments and royalties are subject to certain net sales targets. If we are unable to successfully advance the development of NRX-101 in the Licensed Field, achieve these milestones or earn contingent payments under the License Agreement, future revenues, if any, will be substantially less than expected.
The royalties we may receive under the License Agreement are based on net sales, which will be largely outside of our control.
We currently expect NRX-101’s value for the Licensed Field to be generated primarily through royalties and potential commercial milestone payments under the License Agreement with Alvogen (other than the first two milestone payments, as discussed above), in each case, based on net sales. The amount of net sales NRX-101 may generate in the Licensed Field, if any, is largely outside of our control because marketing and sales activities will be conducted by Alvogen and the product pricing will be determined by Alvogen. Gross sales can be greatly reduced by sales discounts and allowances, which will also be determined by the Alvogen (or mandated by governmental entities) and outside of our control. Sales discounts may be particularly substantial for new products compared to established products to incentivize purchases and promote customer loyalty. These factors would serve to reduce our royalties and delay potential achievement of commercial milestones. If Alvogen has no or limited commercialization success, or net sales are otherwise minimal due to pricing and discount structures, our operating results would be negatively impacted and our need for additional capital could significantly increase or be accelerated.
In the future, we may rely on revenues received Alvogen to fund our operations, and failure to receive such revenues, or receipt of only minimal revenue, may cause us to, among other things:
•
pursue raising additional funds through equity or debt financings that could be dilutive to our stockholders or involve restrictive covenants, operational restrictions and security interests in our assets;

•
enter into new strategic collaborations that may be less favorable than those we would have obtained under different circumstances;

•
delay, reduce or terminate the NRX-101 development programs;

•
reduce headcount;

•
forgo opportunities to expand our product portfolio; or

•
take other measures to reduce our expenses, pursue strategic transactions, such as a merger or other business combination or sale of assets, file for bankruptcy, or cease operations.

If Alvogen terminates the License Agreement, our need for additional capital may significantly increase.
We have entered into the License Agreement with Alvogen for the commercialization of NRX -101. The License Agreement may be terminated by Alvogen under certain circumstances, including if (i) there is no completion of the Phase 2b/3 Study and/or a successful read out from the study by March 31, 2024, or (ii) there is no completion of the Type B Meeting with the FDA by March 31, 2024, or (iii) on 60 days’ notice at any time after the First Milestone Payment. Furthermore, under the License Agreement, Alvogen has no payment obligations to us, unless we achieve both a successful read-out from the ongoing Phase 2b/3 clinical trial and completion of a Type B meeting with the FDA. If we do not successfully fulfil these conditions in a timely manner, we may not receive any additional payments from Alvogen. If the License Agreement is terminated early, we may realize only a small fraction of the potential value of the License Agreement to us, if any, and we would need to raise significant additional capital to pursue further development and commercialization of NRX-101, or establish another commercial collaboration, which we may not be able to do on a timely basis, on favorable terms, or at all. Any of the foregoing could result in a change to our business plan and have a material adverse effect on our business, financial condition, results of operations and prospects.
Disagreements with respect to the commercial terms of our sales, licensing, purchase or manufacturing agreements may limit our commercial success.
We have granted an exclusive world-wide license to Alvogen in relation to NRX-101 in the Licensed Field, and the rights and obligations of Alvogen in connection therewith are governed by the License Agreement. Although we attempt to address the full range of possible events that may occur during the development or the manufacturing of NRX-101, unanticipated or extraordinary events may occur beyond those contemplated by such agreements. Furthermore, our business relationship with Alvogen may include assumptions, understandings or agreements that are not included in the License Agreement or any future agreements with them, or that are inaccurately or incompletely represented by their terms. In addition, key terms in such agreements may be misunderstood or contested, even when we and the other party previously believed that we both had a mutual understanding of such terms.

Any differences in interpretation or misunderstandings between us and Alvogen may result in substantial costs and delays with respect to the development, manufacturing or sale of NRX-101 for the Licensed Field once FDA approval is obtained and may negatively impact our revenues and operating results. We may suffer harm to our reputation in the market from missed development goals or deadlines and may be unable to capitalize upon market opportunities as a result. Resolution of these problems may entail costly and lengthy litigation or dispute resolution procedures. In addition, there is no guarantee that we will prevail in any such dispute or, if we do prevail, that any remedy we receive, whether legal or otherwise, will adequately redress the harm we have suffered. The delays and costs associated with such disputes may themselves harm our business and reputation and limit our ability to successfully compete in the market.
Our success depends in part on the efforts of Alvogen, which has substantial control and discretion over the continued development and commercialization of NRX-101.
Alvogen has significant discretion in determining the effort and amount of resources that they dedicate to our collaboration. As a result, our collaborators have significant control over such processes which may not be conducted in a manner that is in our best interests. Alvogen may determine not to proceed with clinical development or commercialization of NRX-101 for a number of reasons that are beyond our control, even under circumstances where we might have continued such a program. In addition, our rights to receive milestone payments and royalties from Alvogen will depend in part on Alvogen’s abilities to establish the safety and efficacy of NRX-101, obtain regulatory approvals and achieve market acceptance of NRX-101. Alvogen may not be successful in manufacturing NRX-101 or successfully commercializing them, if and when it elects to do so pursuant to the License Agreement.
We face additional risks as a result of the control and discretion that Alvogen may exercise, particularly, including the following:
•
Alvogen may not properly maintain or defend our intellectual property rights or utilize our proprietary information in such a way as to invite litigation that could jeopardize or potentially invalidate our intellectual property or proprietary information or expose us to potential liability;

•
Alvogen may encounter conflicts of interest, changes in business strategy or other business issues that could adversely affect their willingness or ability to fulfill their obligations to us;

•
we do not control the conduct and communications of Alvogen, and, thus, we are subject to the risk that their actions may negatively impact our reputation and potentially harm our business; and

•
disputes may arise between us and Alvogen delaying or terminating the research, development, manufacture or commercialization of NRX-101, resulting in significant litigation or arbitration that could be time-consuming and expensive, or causing collaborators to act in their own self-interest and not in the interest of our stockholders.

Risks Related to this Offering and our Common Stock
If we fail to meet the applicable continued listing requirements of Nasdaq, Nasdaq may delist our Common Stock, in which case the liquidity and market price of our Common Stock could decline.
Our Common Stock is currently listed on the Nasdaq Global Market. In order to maintain that listing, we must satisfy certain continued listing requirements, including the requirement that our Common Stock maintain an average minimum bid price of $1.00, that we maintain $10 million in stockholders’ equity, $50 million in total assets and $50 million in total revenue. On April 18, 2023, we received a deficiency letter from Nasdaq for failing to maintain a minimum bid price of $1.00. The notice has no immediate effect on the listing of the Common Stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until October 16, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to October 16, 2023. If the Company is not in compliance by October 16, 2023, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement. We have received similar deficiency letters in the past and we have regained compliance. We intend to do so now as well. The Company also does not currently satisfy the continued listing requirements relating to stockholders’ equity, total assets and revenue. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s shares of Common Stock will be subject to delisting or the Company may be obligated to transfer its listing to the Nasdaq Capital Market if it can satisfy the conditions to listing on such market. If our stock is delisted, an active trading market for our Common Stock may not be sustained and the market price of our Common Stock could decline and may potentially be traded on the over-the-counter market thereafter.
The Company may need to raise additional capital to support its working capital needs, as a result of which you may experience future dilution.
We may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock to support our working capital needs, including to support the expansion of studies we may undertake for NRX-101 or otherwise. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid to the Company or Wainwright by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.
We do not expect to pay dividends in the foreseeable future on our Common Stock.
In the past, we have not paid dividends on our Common Stock, and we do not currently intend to pay dividends on our Common Stock. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.
A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.
A substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.
Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.
The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.
If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.
The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $5.5 million from the sale of the securities offered by us in this offering, after deducting the estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the common warrants issued in the concurrent private placement.
We intend to use the net proceeds from this offering for working capital and general corporate purposes and may use the net proceeds to initiate research into the use of NRX-101 for the treatment of PTSD and Chronic Pain. We may also use the proceeds from this offering to repay the Note issued to Streeterville Capital, LLC. The Note bears interest at a rate of 9% per annum and matures in May 2024.
See “Risk Factors” on page S-7 for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors (the “Board”) after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in any financing instruments. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any other future debt financing agreements.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering up to 9,670,002 shares of Common Stock, par value $0.001 per share. The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. We are also offering 9,670,002 common warrants under a concurrent private placement.
Common Warrants
The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which was filed as an exhibit to a Current Report on Form 8-K filed by the Company on June 6, 2023. Prospective investors should carefully review the terms and provisions of the form of common warrants for a complete description of the terms and conditions of the common warrants.
Duration and Exercise Price.   Each common warrant offered hereby will have an initial exercise price per share equal to $0.6525. The common warrants will be exercisable six months after issuance and will expire on December 6, 2028. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The common warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.
Exercisability.   The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice for the number of shares of our Common Stock purchased upon such exercise. Within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the standard settlement period on the Nasdaq following the date of exercise, each holder shall deliver the aggregate exercise price for the shares specified in the applicable exercise notice by wire transfer or cashier’s check drawn on a United States bank (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, upon election by the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants, provided that any increase in beneficial ownership shall not be effective until 61 days after notice to us. No fractional shares of Common Stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round down to the next whole share.
Cashless Exercise.   If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of Common Stock underlying the common warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the common warrants.
Transferability.   Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.
Exchange Listing.   There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.
Right as a Stockholder.   Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the common warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their common warrants.

Fundamental Transaction.   In the event of a fundamental transaction, as described in the form of common warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. In the event of a fundamental approved by our Board of Directors, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board of Directors, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the common warrants on the date of the consummation of the fundamental transaction.

PLAN OF DISTRIBUTION
Pursuant to an engagement letter, dated as of June 3, 2023 (the “Engagement Letter”), between us and H.C. Wainwright & Co., LLC, or the placement agent, the placement agent has agreed to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The placement agent will have no authority to bind us by virtue of the engagement agreement and the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.
This prospectus supplement relates to the issuance and sale of 9,670,002 shares of our Common Stock of NRx Pharmaceuticals, Inc. to Investors pursuant to a securities purchase agreement between the Company and the Investors, dated as of June 6, 2023 (the “Purchase Agreement”).
Pursuant to the Purchase Agreement, and subject to the terms and conditions therein, the Investors agreed to purchase 9,670,002 shares of our Common Stock. The Investors purchased the Common Stock for a purchase price of $0.65 upon the execution of the Purchase Agreement.
Pursuant to the Purchase Agreement, the Investors will be obligated to purchase the Common Stock and common warrants so long as the customary closing conditions are met, including: (i) the representations and warranties of the Company are true and correct in all material respects and the Company has complied with its obligations under the Purchase Agreement; (ii) the Common Stock continues to be listed on Nasdaq; and (iii) there was no Material Adverse Effect (as defined in the Purchase Agreement) with respect to the Company since the date of execution of the Purchase Agreement.
We are registering the Common Stock that will be issued to the Investors so that such shares will be freely tradeable securities, and the Common Stock will be listed for trading on Nasdaq.
Pursuant to an engagement letter, dated as of June 3, 2023 (the “Engagement Letter”), between us and H.C. Wainwright & Co., LLC, or the placement agent, we agreed to pay the placement agent a cash fee equal to 6.5% of the gross proceeds received in the offering and concurrent private placement. We also agreed to pay the placement agent $50,000 for non-accountable expenses, legal fees and expenses in the amount of up to $100,000 and $15,950 for clearing fees. In addition, issued to the placement agent, or its designees, warrants to purchase up to 193,400 shares of Common Stock (the “Placement Agent Warrants”), which represents 2% of the aggregate number of shares of Common Stock sold in the offering. The Placement Agent Warrants have substantially the same terms as the common warrants issued pursuant to the concurrent private placement, except that the Placement Agent Warrants have an exercise price equal to $0.8125, or 125% of the offering price per share of Common Stock sold in this offering, and will be exercisable six months following issuance and terminate on June 6, 2028.
We have granted the placement agent, subject to certain exceptions, a right of first refusal for a period of six (6) months following the consummation of this offering to act as the left lead joint book running manager or lead left placement agent and be entitled to receive at least 50% of the economics for any further public offering, private placement or capital raising transactions undertaken by us or any of our subsidiaries.
If an offering is not consummated during the term of our engagement of the placement agent, in the event that any investor with which the placement agent had substantive back and forth correspondence on offering terms during the term of its engagement or the Company had an in person or telephonic meeting arranged by the placement agent on an offering during the term of our engagement of the placement agent provides any capital to us, in any capital-raising transaction, within the six (6) months following the expiration of termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner, subject to certain exceptions.
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
LEGAL MATTERS
The validity of the shares of Common Stock offered hereby has been passed upon by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of NRx Pharmaceuticals, Inc. as of December 31, 2022 and 2021, and for each of the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
NRX Pharmaceuticals, Inc.
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units
We may offer and sell from time to time shares of our common stock, par value $0.001 per share (the “Common Stock”), shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).
Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NRXP” and our warrants are listed on the Nasdaq under the symbol “NRXPW”. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 10 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 21, 2022.

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our Common Stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “NRx,” “we,” “us” and “our” refer to NRX Pharmaceuticals, Inc.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.nrxpharma.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2021 as filed with the SEC on March 31, 2022 and April 29, 2022, respectively;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 16, 2022; and

•
our Current Reports on Form 8-K as filed with the SEC on February 3, 2022, February 11, 2022, March 9, 2022, March 18, 2022, May 25, 2022, and May 31, 2022, and June 8, 2022.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.nrxpharma.com) is not incorporated into this prospectus.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
NRX Pharmaceuticals, Inc.
Alessandra Daigneault
Chief Corporate Officer, General Counsel & Secretary
1201 North Market Street, Suite 111
Wilmington, Delaware 19801
(484) 254-6134

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document and the information incorporated by reference herein include “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the Company’s strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the Company’s management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “would,” “seek,” “plan,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are, by their nature, subject to significant risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These risks and uncertainties include, but are not limited to, our relatively limited operating history; our ability to expand, retain and motivate our employees and manage our growth; risks associated with general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of the novel coronavirus disease (“COVID-19”); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; changes in laws, rules or regulations relating to any aspect of the Company’s business operations, or general economic, market and business conditions; financial instability of international economies and sovereign risk; dependence on the effectiveness of the Company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Furthermore, there can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. The Company assumes no obligation and does not intend to update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As a result of these and other risks, uncertainties and assumptions, forward-looking events and circumstances discussed herein might not occur in the way that the Company’s management expects, if at all. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

THE COMPANY
Overview
NRx is a clinical-stage pharmaceutical company which develops, through its wholly-owned operating subsidiaries, NeuroRx, Inc., (“NeuroRx”) a Delaware corporation, and NeuroRx 2015 LTD, an Israeli limited liability company, novel therapeutics for the treatment of central nervous system disorders and life-threatening pulmonary diseases. Our strategy is to apply innovative science to known molecules in the pursuit of therapies for high unmet needs, including lethal conditions. Given the recent geopolitical changes and other developments, our company recently re-prioritized its development activities and geographic focus. We are currently developing the following pharmaceutical products across our psychiatry and pulmonary areas:
•
NRX-100 and NRX-101. NRX-100 and NRX-101 are NMDA-targeted medicines designed to address both depression and suicidal ideation. NRX-101 is a patented, fixed dose combination of D-cycloserine and lurasidone. The NMDA receptor of the brain is increasingly viewed as a key target for treating suicidal depression. However, to the best of our knowledge, NRX-101 is the first investigational medicine to advance to Phase 3 for severe bipolar depression in patients with Acute Suicidal Ideation and Behavior (“ASIB”). NRX-101 has not shown neurotoxicity or addiction. NRX-101 has been granted Fast Track Designation, Breakthrough Therapy Designation, and a Special Protocol Agreement (“SPA”) by the U.S. Food and Drug Administration (the “FDA”) for the treatment of severe bipolar depression in patients with ASIB after initial stabilization with ketamine or other effective therapy.

•
ZYESAMI® (aviptadil), a sterile liquid for intravenous administration, was developed as an FDA Fast Track-designated, investigational drug for COVID-19 related respiratory failure. Aviptadil has previously been used in studies of Acute Respiratory Distress Syndrome (ARDS) and other respiratory conditions. Although the Company’s Phase IIb/III clinical study in patients with Acute Respiratory Failure in COVID-19 did not meet its primary endpoint of Alive and Free of Respiratory Failure at Day 60, data indicated a reduction in mortality compared to placebo. However, the U.S. National Institutes of Health (“NIH”) recently halted recruitment of a Phase III study of ZYESAMI for intravenous administration in patients with Critical COVID-19 (ACTIV-3b TESICO study) due to futility. As a result, the Company is shifting focus away from COVID-19 efforts, reallocating resources in favor of NRX-101, and will begin evaluating the options for ZYESAMI® in protecting the lungs in other respiratory disorders, as well as its potential in other therapeutic areas. Although the Company will evaluate the data from the NIH study when it becomes available, the likelihood and timing of a submission of ZYESAMI for any New Drug Application cannot be ascertained at this time.

We have re-initiated our psychiatry clinical work and expect to start a new registrational study of NRX-101 for severe bipolar depression in patients with ASIB after initial stabilization with ketamine (NRX-100), using newly-manufactured commercial level material in the second half of 2022. In addition, we have initiated a Phase II clinical study for bipolar depression with sub-acute suicidal ideation and behavior (“SSIB”). Furthermore, we are evaluating the potential of NRX-101 in post-traumatic stress disorder (“PTSD”), another area of unmet need which is also associated with suicidality. NRX-100 is ketamine, which is a generic anesthetic, that is being used off-label in psychiatry. NRX-100 is part of a regimen of two sequential studies that we have agreed to with the FDA as part of our SPA for NRX-101 in the treatment of severe bipolar depression with ASIB. NRX-100 is not required as part of our outpatient protocol for treatment of SSIB.
Background
We were incorporated as Big Rock Partners Acquisition Corp. (“BRPA”) on September 18, 2017. On May 24, 2021, BRPA consummated the business combination (the “Business Combination”) with NeuroRx pursuant to the Agreement and Plan of Merger dated December 13, 2020, as amended (the “Merger Agreement”), by and among our BRPA, NeuroRx and Big Rock Merger Corp (“Merger Sub”). As a result of the Business Combination, NeuroRx became a wholly-owned subsidiary of BRPA, and BRPA changed its name to NRX Pharmaceuticals, Inc. While BRPA was the legal acquirer of NeuroRx in the Business

Combination, NeuroRx is deemed to be the accounting acquirer, and the historical financial statements of NeuroRx became the historical financial statements of BRPA upon the closing of the Business Combination.
At the effective time of the Business Combination (the “Effective Time”), each share of preferred stock and common stock of NeuroRx issued and outstanding immediately prior to the Effective Time was converted into the right to receive 3.16 shares of our Common Stock (or an aggregate of 44,419,279 shares) plus two earn out rights. The first earn out right was the right to receive 1.58 additional shares of our Common Stock (or an aggregate of 21,804,164 shares) if, prior to December 31, 2022, ZYESAMI receives Emergency Use Authorization (“EUA”) by the FDA, and NRx submits and the FDA files for review a new drug application for ZYESAMI (the “Earnout Shares Milestone”). The second earn out right was the right to receive approximately USD$5.00 per share of NeuroRx common stock (or an aggregate of approximately $88,800,000 after adjustments) upon the earlier to occur of (a) FDA approval of ZYESAMI and the listing of ZYESAMI in the FDA’s “Orange Book”, and (b) FDA’s approval of NRX-100 and NRX-101 and the listing of NRX- 100 and NRX-101 in the FDA’s “Orange Book”, in each case prior to December 31, 2022 (the occurrence of either clauses (a) or (b), the “Earnout Cash Milestone”). If the Earnout Shares Milestone is achieved, the shares of our Common Stock will be issued within five (5) business days after the occurrence of the Earnout Shares Milestone. If the Earnout Cash Milestone is achieved, the Merger Agreement does not require the earnout cash to be delivered to the former NeuroRx securityholders within any specified period of time, and the board of directors of NRx (the “Board”) will use its good faith judgment to determine the date to pay such cash.
On August 23, 2021, we consummated a private placement (the “August Private Placement”) pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of August 19, 2021. At the closing of the August Private Placement, we issued 2,727,273 shares of Common Stock for a purchase price of $11.00 per share and preferred investment options to purchase up to an aggregate of 2,727,273 shares of Common Stock for an exercise price of $12.00 per share. On August 23, 2021, we also issued preferred investment options to purchase 136,364 shares of Common Stock for an exercise price of $13.75 per share to the placement agents of the August Private Placement in lieu of certain professional fees associated with the August Private Placement (the “August 2021 Placement Agent Options”).
On February 2, 2022, we consummated a private placement (the “Private Placement”) pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of January 30, 2022 (the “Purchase Agreement”), with the selling securityholders. At the closing of the Private Placement, we issued 7,824,727 shares of Common Stock for a purchase price of $3.195 per share and Investment Options to purchase up to an aggregate of 7,824,727 shares of Common Stock for an exercise price of $3.07 per share.
On February 2, 2022, we issued placement agent options to purchase 391,236 shares of Common Stock for an exercise price of $3.99375 per share to the placement agents of the Private Placement in lieu of certain professional fees associated with the Private Placement (the “Placement Agent Options”). The investment options issued to the selling security holders and Placement Agent Options issued to the placement agent may be exercised starting six months from the date of issuance.
The rights of holders of our Common Stock and warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our second amended and restated bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the warrants, the Warrant Agreement, dated November 20, 2017, as amended, between us and Continental Stock Transfer and Trust Company (the “Warrant Agreement”). See the “Description of Capital Stock” section of this prospectus.
Summary of Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of our annual report on Form 10-K, filed with the SEC on March 31, 2022. Some of the risks related to our business and industry are summarized below. Such risks include, but are not limited to:
•
We have a limited operating history upon which to base an investment decision. We have not been profitable historically and may not achieve or maintain profitability in the future.

•
We need to raise additional capital to operate our business. If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development.

•
NRX-100, NRX-101, and ZYESAMI are still in Phase IIb/III of clinical testing, and our initial application to the FDA for Emergency Use Authorization for ZYESAMI was not granted.

•
We have not yet scaled manufacturing of our drug products to levels that are required for sustained sales.

•
The Company has been, and may become involved in, disputes, claims, arbitration and litigation, including our dispute with Relief Therapeutics.

•
If we fail to obtain or maintain FDA and other regulatory clearances for our products, or if such clearances are delayed, we will be unable to commercially distribute and market our products in the U.S.

•
Our products will face significant competition in the markets for such products and future products may never achieve market acceptance. We are faced with rapid technological change and developments by competitors may render our products or technologies obsolete or non-competitive.

•
We do not anticipate obtaining orphan drug protection for the treatment of COVID-19.

•
Our business activities have been disrupted due to the outbreak of the COVID-19 pandemic. Likewise, we are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine.

•
Our relationships with customers and payors will be subject to applicable anti-kickback, fraud and abuse, transparency, and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, and administrative burdens.

•
Managing our growth as we expand operations may strain our resources.

•
Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

•
Even if a drug product is approved, the regulators may impose limitations on the use or marketing of such product.

•
If we are unable to design, conduct and complete clinical trials successfully, our drug candidates will not be able to receive regulatory approval. We cannot predict whether regulatory agencies will determine that the data from our clinical trials of our product candidates supports marketing approval.

•
There is no guarantee that regulators will grant NDA approval of our current or future product candidates.

•
If an adverse event occurs during a clinical trial, the regulators or an internal review board may delay or terminate the trial.

•
Discussions and guidance of clinical trials are not binding obligations on the part of regulatory authorities. The results of our current or future clinical trials may not support our product candidate claims or may result in the discovery of unexpected adverse side effects.

•
Delays in the commencement or completion of pharmaceutical development, manufacturing or clinical efficacy and safety testing could result in increased costs to us and delay our ability to generate revenues.

•
Even if our products are approved by regulatory authorities, if we or our suppliers fail to comply with ongoing FDA regulation or if we experience unanticipated problems with our products, these products could be subject to market restrictions or withdrawals.

•
Conducting clinical trials of our drug candidates or commercial sales of a drug candidate may expose us to expensive product liability claims and we may not be able to maintain product liability insurance on reasonable terms or at all.

•
The use of a controlled substance in our NRX-100 drug candidate subjects us to DEA scrutiny and compliance, which may result in additional expense and clinical delays, and may generate controversy. In addition, the use of controlled substances may limit the availability of the active ingredients needed for NRX-100 and NRX-101.

•
We may need to focus our future efforts in new therapeutic areas where we have little or no experience.

•
Modifications to our products may require new NDA approvals and some of our other product candidates will require Risk Evaluation and Mitigation Strategies.

•
Our formulation of ZYESAMI is not covered by an issued patent and may be subject to future generic competition. Our business relies on certain licensing rights that can be terminated in certain circumstances.

•
Our business depends upon securing and protecting critical intellectual property. Our patent position is highly uncertain. If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue development or sale of our products, and/or pay damages.

•
Breaches by our employees or other parties may allow our trade secrets to become known to our competitors.

•
We may not receive royalty or milestone revenue relating to our product candidates under our collaboration and future license agreements for several years, or at all.

•
We do not have direct control of third parties performing preclinical and clinical trials. If such third parties do not perform as contractually required or expected, we may not be able to obtain regulatory approval for or commercialize our products.

•
We have no manufacturing capabilities and depend on other parties for manufacturing operations. These manufacturers may fail to satisfy our requirements and applicable regulatory requirements.

•
Upon commercialization of our products, we may be dependent on third parties to market, distribute and sell our products. We may not be successful in contracting with third parties for these services on favorable terms.

•
Our issuance of additional shares of Common Stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price. Future sales, or the perception of sales, of our Common Stock by us or our existing stockholders could cause the market price for our Common Stock to decline.

•
We qualify as an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, which could make our securities less attractive to investors and may make it more difficult to evaluate our performance.

•
Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Common Stock.

•
Certain of our stockholders have effective control of NRx, and their interests may conflict with NRx’s or yours in the future. We are no longer a “controlled company” under the corporate governance rules of Nasdaq. However, during the applicable phase-in periods we may continue to rely on exemptions from certain corporate governance standards.

•
The obligations associated with being a public company will involve significant expenses, and will require significant resources and management attention, which may divert from our business operations.

•
We do not intend to pay dividends on our Common Stock for the foreseeable future.

Corporate Information
We were incorporated under the laws of the State of Delaware on September 18, 2017 under the name Big Rock Partners Acquisition Corp. (Nasdaq: BRPA). Upon the closing of the Business Combination, we changed our name to NRX Pharmaceuticals, Inc. The Company does not maintain a principal executive office. Our registered office is located at 1201 Orange Street, Suite 600, Wilmington, Delaware 19801 and our mailing address is at 1201 North Market Street, Suite 111, Wilmington, Delaware 19801. Our telephone number is (484) 254-6134. Our website address is www.nrxpharma.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the JOBS Act. As such, we will be eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.
We will remain an emerging growth company until December 31, 2022. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our annual report on Form 10-K, filed with the SEC on March 31, 2022, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, general corporate expenses, funding of clinical trial programs and working capital purposes. We may also use such proceeds to fund acquisitions of businesses or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes some of the terms of our Charter and Bylaws and of the DGCL. This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Capital Stock
Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of May 11, 2022, there were 66,641,314 shares of Common Stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.
In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of preferred stock that the Board may authorize and issue in the future.
Preferred Stock
Under the terms of the Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. No shares of preferred stock have been issued.
Dividends
Declaration and payment of any dividend is subject to the discretion of our Board. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board may regard as relevant.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Anti-Takeover Provisions
The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.
These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.
Stockholder Action; Special Meetings of Stockholders
Our Charter provides that, unless Jonathan Javitt and Daniel Javitt own at least a majority of the shares of the Common Stock, stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, our Charter provides that only the chairperson of our Board, a majority of our Board, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (i) was a stockholder both at the time of giving the notice and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the advance notice procedures specified in our Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the

10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).
Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Charter or Bylaws
Our Bylaws may be amended or repealed by a majority vote of our Board or by the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our Board and at least sixty-six and two-thirds percent (66 2∕3%) in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our Charter.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.
Forum Selection
Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the (a) Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, stockholders to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, the Charter or the Bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Charter and the Bylaws will provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, New York, New York 10004.
Trading Symbol and Market
Our Common Stock is listed on Nasdaq under the symbol “NRXP” and certain of our warrants are listed on Nasdaq under the symbol “NRXPW”.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of NRx Pharmaceuticals, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and a trustee. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of NRx Pharmaceuticals, Inc. and:
•
may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•
may be issued in one or more series with the same or various maturities;

•
may be issued at a price of 100% of their principal amount or at a premium or discount;

•
may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•
the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

•
the price or prices of the debt securities of the series at which such debt securities will be issued;

•
whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

•
any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•
the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•
the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

•
the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

•
the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•
whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•
if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•
the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•
if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

•
if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•
any changes or additions to the provisions of the indenture dealing with defeasance;

•
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•
any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•
if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•
any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

•
the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•
the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•
the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•
with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•
any provisions granting special rights to holders when a specified event occurs;

•
any co-issuer;

•
the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

•
any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•
securities in bearer form;

•
debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•
debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•
debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•
variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•
any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•
the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•
any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
•
as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

•
as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•
as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
•
default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•
failure to pay interest on the debt securities of that series within 30 days of the due date;

•
failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

•
failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•
certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
The indenture will provide that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.
The indenture will require us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•
reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

•
reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

•
change the provisions applicable to the redemption of any debt securities;

•
make any debt securities payable in money or securities other than those stated in the debt securities;

•
impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•
except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

•
in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

•
make any change in the amendment provisions which require each holder’s consent or in the waiver provisions

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
•
to cure any ambiguity, omission, defect or inconsistency;

•
to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

•
to provide for the assumption by a successor company of the obligations of the Company under the indenture;

•
to add guarantees with respect to the debt securities or to secure the debt securities;

•
to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

•
to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•
to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

•
to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•
to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

•
to approve a particular form of any proposed amendment;

•
to provide for the issuance of additional debt securities of any series;

•
to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

•
to comply with the rules of any applicable depositary;

•
to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture will provide that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not NRX Pharmaceuticals, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not NRX Pharmaceuticals, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, NRX Pharmaceuticals, Inc. under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options
Regarding the Trustee
The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein will contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•
the title of such debt warrants;

•
the offering price for such debt warrants, if any;

•
the aggregate number of such debt warrants;

•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•
whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the antidilution or adjustment provisions of such debt warrants, if any;

•
the redemption or call provisions, if any, applicable to such debt warrants; and

•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•
the title of such warrants;

•
the offering price for such warrants, if any;

•
the aggregate number of such warrants;

•
the designation and terms of the offered securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•
the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the antidilution provisions of such warrants, if any;

•
the redemption or call provisions, if any, applicable to such warrants; and

•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•
the date of determining the security holders entitled to the rights distribution;

•
the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•
the exercise price;

•
the conditions to completion of the rights offering;

•
the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•
any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
if appropriate, any special United States federal income tax considerations applicable to the units; and

•
any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
•
to or through underwriters, brokers or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•
enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•
sell shares of Common Stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•
loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

•
any other offering expenses;

•
any securities exchanges on which the securities may be listed;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of Common Stock offered under this prospectus will be listed on The Nasdaq Global Market (or other such exchange or automated quotation system on which the Common Stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of NRX Pharmaceuticals, Inc. as of December 31, 2021 and 2020, and for each of the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

NRx Pharmaceuticals, Inc.
9,670,002 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
June 6, 2023